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                                                               Exhibit 8.1

                                          December 15, 1997

NETCOM On-Line Communication Services, Inc.

Two North Second Street, Plaza A

San Jose, California 95113

Ladies and Gentlemen:

  With reference to the Registration Statement on Form S-4 (Registration No. 333-39737) (the "Registration Statement") filed by ICG Communications, Inc., a Delaware corporation ("ICG"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of ICG's common stock, par value $0.01 per share, to be issued incident to the merger described in the Registration Statement (the "Merger") of ICG Acquisition, Inc., a Delaware corporation wholly owned by ICG, with and into NETCOM On-Line Communication Services, Inc., in our opinion the discussion under the caption "The Merger--Federal Income Tax Consequences" in the Registration Statement sets forth the material United States federal income tax considerations generally applicable to the Merger.

  We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Joint Proxy Statement-Prospectus included therein.

                                          Very truly yours,

                                          /s/ Pillsbury Madison & Sutro LLP